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                                                    Exhibit (23)
                                                    Commonwealth Edison Company
                                                    Form 10-Q  File No. 1-1839



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


       As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-Q for the quarterly period ended March 31, 1994, into Commonwealth Edison Company's previously filed prospectuses as follows: (1) prospectus dated June 1, 1988, constituting part of Form S-8 Registration Statement File No. 2-76921 (relating to the Company's Employe Stock Purchase Plan); (2) prospectus dated August 1, 1992, constituting part of Form S-8 Registration Statement File Nos. 2-81592 and 33-5061, as amended (relating to the Company's Employe Savings and Investment Plan); (3) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); (4) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock); and (5) prospectus dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of CECo Holding Company). We also consent to the application of our report to the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the twelve months ended December 31, 1993 and March 31, 1994 appearing on page 40 of this Form 10-Q.



                                       ARTHUR ANDERSEN & CO.



Chicago, Illinois
May 11, 1994